                                                                   EXHIBIT 10.48


================================================================================




                         SUBLEASE AND SECURITY AGREEMENT

                          Dated as of December 1, 1984

                                     between

                     CITY OF SALEM MUNICIPAL PORT AUTHORITY

                                  as Sublessor

                                       and

                      SOUTH JERSEY PROCESS TECHNOLOGY, INC.

                                  as Sublessee

                   (and Assignment of Sublessor's Interest to

              THE FARMERS AND MERCHANTS NATIONAL BANK OF BRIDGETON,

                                   as Trustee)



================================================================================
Prepared By:
Drinker Biddle & Reath
1100 PNB Building
Philadelphia, PA 19107


----------------------------
Elizabeth J. Youse, Esq.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

Parties ..............................................................    1

Recitals .............................................................    1

Article I - Definitions ..............................................    3

Article II - Sublease of Project Facilities
               and Term Thereof ......................................    4

Article III - Construction of the Projects ...........................    5

Article IV - Concerning Rentals and Additional
               Sums ..................................................    9

Article V - Consultants ..............................................   14

Article VI - Insurance, Insurance Consultant,
               Casualty and Condemnation ............................    15

Article VII - Additional Covenants of the Company....................    23

Article VIII - Events of Default and Remedies........................    28

Article IX - Miscellaneous...........................................    32


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
            THIS SUBLEASE AND SECURITY AGREEMENT, dated as of December 1, 1984 (the "Sublease"), by and between CITY OF SALEM MUNICIPAL PORT AUTHORITY, a body corporate and politic organized and existing under the laws of the State of New Jersey (the "Authority"), as Sublessor, and SOUTH JERSEY PROCESS TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of New Jersey (the "Company"), as Sublessee.

                              W I T N E S S E T H:

            WHEREAS, the Authority is a public body corporate and politic constituting a political subdivision of the State of New Jersey established as an instrumentality exercising public and essential governmental functions under the provisions of the New Jersey Municipal Port Authorities Law (N.J. Stat. Ann.
Section 40:68A 29 et seq. (West)) (the "Act"); and

            WHEREAS, the Authority is empowered pursuant to the Act to issue bonds for the purpose of raising funds to pay the cost of any part of its port system; and

            WHEREAS, pursuant to the Act, and in order to obtain funds necessary to pay the costs of the Project (hereinafter defined), the Authority has duly adopted a resolution authorizing the execution and delivery of a Trust Indenture dated as of December 1, 1984 between the Authority and The Farmers and Merchants National Bank of Bridgeton and the issuance of $2,500,000 principal amount of its Port Development Revenue Bonds, Series of 1984 (South Jersey Process Technology, Inc. Project) (the "Bonds"), to be issued pursuant to the Indenture; and

            WHEREAS, in furtherance of the purposes of the Act, the Authority proposes to undertake a project (the "Project") consisting of, inter alia, the application of the proceeds of the Bonds to the cost of (1) constructing, improving and equipping a radiation processing system, with related facilities (collectively the "Project Facilities"), for the irradiation of agricultural products prior to shipping thereof, to be situated on certain real estate more particularly described in Exhibit A hereof (the "Premises"), and (2) the payment of costs of issuance of the Bonds; and

            WHEREAS, the Authority and the Company desire to enter into this Sublease, pursuant to which the Authority will sublease the Premises to the Company, to permit the Company to operate the Project Facilities and to provide, inter alia, for the payment of the interest on and the principal of the Bonds; and

            WHEREAS, certain rights of the Authority under this Sublease are being assigned to the Trustee for the benefit of the Owners of the Bonds pursuant to an Assignment attached hereto (the "Assignment"); and

            WHEREAS, the Bonds are being issued for the purpose of providing funds to: (i) pay the costs of the Project; and (ii) pay the costs of issuance of the Bonds; and

            WHEREAS, the Bonds are to be secured by a pledge and assignment of certain rentals payable by the Company hereunder, which rentals are intended to be in an amount sufficient to pay, inter alia, the debt service on the Bonds and the Administrative Expenses of the Authority;

            NOW, THEREFORE, THIS SUBLEASE AND SECURITY AGREEMENT WITNESSETH:

            That the parties hereto, intending to be legally bound hereby and in consideration of the mutual covenants hereinafter contained, DO HEREBY AGREE to all provisions contained in this Sublease.


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
                                   ARTICLE I.
                                  DEFINITIONS.

            The terms defined in this Article I shall have the following meanings, unless the context clearly otherwise requires:

            SECTION 1.01 Definitions. In this Sublease and any supplement hereto (except as otherwise expressly provided or unless the context otherwise requires) terms used as defined terms in the recitals hereto shall have the same meanings throughout this Sublease, and, in addition, the following terms shall have the meanings specified below:

            "Event of Default" shall mean any of the events described in Section
8.01 hereof.

            "Indenture" shall mean the Trust Indenture dated as of December 1, 1984 between the Authority and the Trustee, as amended or supplemented at the time in question.

            All words importing persons include firms, associations and corporations, and all words importing the singular number include the plural number and vice versa.

            A reference herein to a statute or to a regulation issued by a governmental agency includes the statute or regulation in force as of the date hereof, together with all amendments and supplements thereto and any statute or regulation substituted for such statute or regulation, unless the specific language or the context of the reference herein clearly includes only the statute or regulation in force as of the date hereof.

            A reference herein to a governmental agency, department, board, commission, or other public body or to a public officer includes an entity or officer which or who succeeds to substantially the same functions as those performed by such public body or officer as of the date hereof, unless the specific language or the context of the reference herein clearly includes only such public body or public officer as of the date hereof.

            All words and terms used in the Sublease and not defined above or elsewhere herein shall have the same meanings as set forth in the Indenture, if defined therein.

                                   ARTICLE II.

                 SUBLEASE OF PROJECT FACILITIES AND TERM THEREOF

            Section 2.01. The Authority, as lessor, does hereby demise and lease the Premises, as described in Exhibit A hereto, to the Company, as lessee, for operation and use, and the Company does hereby lease, hire and take the same hereby from the Authority.

            TO HAVE AND HOLD the same unto the Company, as lessee, for a term beginning as of December 1, 1984, and ending December 1, 2004, unless extended or sooner terminated in accordance with the terms hereof or in accordance with the terms of that certain operating agreement among the Authority, the Company and Radiation Technology, Inc. dated as of December 28, 1984.

            Section 2.02. The Company shall construct or cause to be constructed that part of the Project requiring construction in accordance with the plans and specifications therefor and shall provide and maintain all fixtures, furnishings, equipment and other related facilities necessary for the proper operation and use of the Project Facilities and meeting standards no less than the minimum standards lawfully established by regulatory bodies having jurisdiction; provided, however, that nothing herein shall prevent or prohibit the Company from contesting in good faith and by appropriate proceedings the legality or reasonableness of any such standards, or the imposition of any such standards upon it with respect to the Project Facilities, so long as the operation of the Project Facilities would not be adversely affected by reason thereof.

            Section 2.03. The Sublease is executed in part to induce the purchase by others of the Bonds and, accordingly, all covenants and agreements on the part of the Company and the Authority, as set forth in the Sublease, are hereby declared to be for the benefit of the Owners from time to time of the Bonds Outstanding under the Indenture.

            Section 2.04. The Authority makes no warranty, either express or implied, as to the Premises or the condition thereof, or that the Premises will be suitable for the purposes or needs of the Company. The Authority covenants that the Company on paying the rent and additional rent provided for herein and performing the terms, covenants and conditions hereof, shall and may have quiet and peaceful possession of the Premises for the term of this Sublease. The Company accepts the Premises in their present condition, with no assurances as to riparian rights, and subject to any present conditions or restrictions as to Wetlands Restrictions, Coastal Area Regulations, Flood Hazard area, as well as any limitations upon the property by virtue of being a former landfill area.

                                  ARTICLE III.

                           CONSTRUCTION OF THE PROJECT

            Section 3.01. The Company, as lessee, shall cause that portion of the Project requiring construction to be constructed in accordance with the plans and specifications and in connection therewith shall cause to be purchased the materials therefor. Copies of the plans, specifications and architectural renderings and all amendments thereto shall be filed with the Trustee and the Authority.

            Section 3.03. The construction schedule of that portion of the Project requiring construction and the estimated costs shall be filed with the Trustee. The construction and installation of the Project shall conform to the schedule on file with the Trustee and to the plans and specifications prepared and approved by the Company and the Authority and filed with the Trustee, as hereinafter mentioned, provided, however, that the schedule on file with the Trustee and said plans and specifications may from time to time be amended, modified or changed and deletions may be made therefrom, but no change orders with respect to construction contracts shall be made unless the conditions and requirements of Section 4.01 of the Indenture shall have been complied with in full. The Company shall pay the Costs of completing the Project to the extent moneys in the Construction Fund are not sufficient.

            Section 3.04. The Company and the Authority will comply with all present and future laws, acts, rules, regulations, orders and requirements lawfully made relating to any acquisition or construction undertaken hereby.

            Section 3.05. (a) All payments to suppliers and contractors due under the construction contracts shall be made, upon order or requisition of the Company, by the Trustee in accordance with the terms of the Indenture.

                  (b) The Company shall enforce any construction contracts and will cause the Project to be constructed and installed substantially in accordance with the plans and specifications therefor, subject, however, to the right of the parties hereto to make amendments, modifications and changes in the schedule on file with the Trustee, and in the plans and specifications as provided in Section 3.03 hereof. The Company and the Authority will not do or refrain from doing any act whereby any surety on any bond may be released in whole or in part from any obligations assumed by it or from any agreement to be performed by it under any surety bond.

                  (c) The Company and the Authority will use their best efforts to cause the construction portions of the Project to be completed in accordance with the schedule on file with the Trustee, or as soon thereafter as may be practicable, except for delays incident to riots, sabotage, fire, floods, differences with workmen, insurrections, acts of God, war, governmental acts, difficulties with contractors or suppliers, inability to obtain material or supplies or to transport the same to the Premises, shortages of energy or other cause beyond the reasonable control of the parties hereto; but if for any reason such acquisition, construction and installation is not completed by said date there shall be no resulting liability on the part of the Authority and no diminution in or postponement of the rent required by Article IV hereof to be paid by the Company.

                  (d) In the event of default of any contractor or subcontractor or supplier under any contract made by it in connection with the Project, or in the event of a breach of warranty with respect to any materials, workmanship or performance guaranty, the Company will notify the Authority and the Trustee and will proceed, either separately or in conjunction with others, to pursue such remedies against the contractor or subcontractor or supplier so in default and against each surety for the performance of such contract as it may deem advisable. The Company agrees to advise the Authority of the steps it intends to take in connection with any such default. If the Company shall so notify the Authority, the Company may, and, at the direction of the Authority, shall in its own name or in the name of the Authority, prosecute any action or proceeding or take any other action involving any such contractor, subcontractor, supplier, or surety which the Company deems reasonably necessary, and in such event the Authority hereby agrees to cooperate fully with the Company. If the Company, after direction from the Authority, refuses to prosecute any action or proceeding or take any other action against such contractor, subcontractor, supplier or surety, the Authority may proceed to take all such action in the name of the Company or in its own name and the Company shall pay all administrative expenses in connection therewith.

            Section 3.06. The Company will maintain or cause to be maintained builder's risk (or equivalent coverage) insurance upon any work done or materials furnished with respect to construction phases of the Project except excavations, foundations and any other structures not customarily covered by such insurance. The policies shall be issued by responsible companies qualified to do business in New Jersey and satisfactory to the Company and the Insurance Consultant and shall be written in completed value form for 100% of the insurable value of the construction in the names of the Company, the Authority, the Trustee, the contractor and subcontractors as their interests may appear. Any amounts payable to the Company or the Authority thereunder shall be deposited in the Construction Fund.

            During the period of any construction, the Company will also maintain or cause to be maintained (a) workmen's compensation insurance and employer's liability insurance underwritten by responsible companies qualified to do business in New Jersey and satisfactory to the Company and the Insurance Consultant, covering all employees of contractors and subcontractors in amounts required by law, (b) general liability insurance, including umbrella coverage, in amounts not less than $1,000,000 liability for personal injury for each occurrence and in the aggregate per annum, and $100,000 for property damage for each occurrence with an annual aggregate of not less than $1,000,000; and (c) comprehensive automobile liability insurance covering owned, non-owned and hired automobiles in amounts not less than $500,000 liability for injury to any one person, $500,000 liability for each occurrence, and $100,000 for property damage for each occurrence.

            Each policy of insurance required by this Section 3.06, or a copy thereof, or an insurance certificate in respect thereof, shall be deposited with the Trustee and the Authority.

            Section 3.07. (a) The Completion Date shall be evidenced to the Authority and the Trustee by an Officers Certificate of the Company approved by a Consulting Engineer stating that, except for amounts retained by the Trustee at the Company's direction to pay any Cost of the Project not then due and payable, (i) construction of the Project Facilities has been completed and all costs of labor, services, materials and supplies used in such construction have been paid, (ii) all equipment for the Project Facilities has been installed, such equipment so installed is suitable and sufficient for the operation of the Project Facilities, and all costs and expenses incurred in the acquisition and installation of such equipment have been paid, and (iii) all other facilities necessary in connection with the Project Facilities have been acquired, constructed, improved, and equipped and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such Certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such Certificate or which may subsequently come into being. Forthwith upon completion of the acquisition, construction, improving, and equipping of the Project Facilities, the Company agrees to cause such Certificate to be furnished to the Authority and the Trustee. Upon receipt of such Certificate, the Trustee shall retain in the Construction Fund a sum equal to the amounts necessary for payment of the Costs of the Project not then due and payable according to such Certificate. If any such amounts so retained are not subsequently used, prior to any transfer of said amounts to the Bond Fund as provided below, the Trustee shall give notice to the Company of the failure to apply said funds for payment of the Costs of the Project. Any amount not to be retained in the Construction Fund for payment of the Costs of the Project, and all amounts so retained but not subsequently used, shall be transferred by the Trustee into the Bond Fund.

                  (b) If at least ninety-five percent (95%) of the sum of (a) the actual amount of the proceeds received by the Authority from the sale of the Bonds less amounts expended for issuance expenses and (b) any investment earnings on moneys in the Construction Fund, have not been used (i) for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation under the Code, or (ii) for payment of amounts which are, for federal income tax purposes, chargeable to the Project Facilities' capital account or would be so chargeable either with a proper election by the Company or but for a proper election by the Company to deduct such amounts, any amount (exclusive of amounts retained by the Trustee in the Construction Fund for payment of Costs of the Project not then due and payable) remaining in the Construction Fund shall be segregated by the Trustee in a separate sub-account of the Bond Fund and used by the Trustee at such time as such amounts become Available Moneys (a) to redeem Bonds on the earliest redemption date permitted by the Indenture without a premium, (b) to purchase Bonds on the open market prior to such redemption date at prices not in excess of one hundred percent (100%) of the principal amount of such Bonds, or (c) for any other purpose provided that the Trustee is furnished with an opinion of nationally recognized bond counsel to the effect that such use is lawful under the Act and will not adversely affect the exclusion from federal income taxation of interest on any of the Bonds. Until used for one or more of the foregoing purposes, such segregated amount may be invested as permitted by the Indenture provided that prior to any such investment the Trustee is provided with an opinion of nationally recognized bond counsel to the effect that such investment will not adversely affect the exclusion from federal income taxation of interest on any of the Bonds.

                                   ARTICLE IV.
                     CONCERNING RENTALS AND ADDITIONAL SUMS

            Section 4.01. The Company shall pay on the dates hereinafter set forth to the Authority or its assigns the following sums as rent hereunder at the following times:

                  (a) on or before any interest payment date for the Bonds or any other date that any payment of interest, premium, if any, or principal is required to be made in respect of the Bonds pursuant to the Indenture, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, in immediately available funds, a sum which, together with any Available Moneys available for such payment in the Bond Fund, will enable the Trustee to pay the amount payable on such date as principal of (whether at maturity or upon redemption or acceleration or otherwise), premium, if any, and interest on the Bonds as provided in the Indenture; provided, however, that the obligation of the Company to make any payment hereunder shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Bank to the Trustee under the Letter of Credit.

                  It is understood and agreed that all payments payable by the
            Company under subsection (a) of this Section 4.01 are assigned by the Authority to the Trustee for the benefit of the Owners of the Bonds. The Company assents to such assignment. The Authority hereby directs the Company and the Company hereby agrees to pay to the Trustee at the Principal Office of the Trustee all payments payable by the Company pursuant to this subsection.

                  (b) The Company shall pay as due any Administrative Expenses of the Authority and the fees of the Trustee.

                  (c) The Company covenants, for the benefit of the Owners of the Bonds, to pay or cause to be paid, to the Tender Agent, such amounts as shall be necessary to enable the Tender Agent to pay the Purchase Price of Bonds delivered to it for purchase, all as more particularly described in sections 3.01, 3.02 and 3.06 of the Indenture; provided, however, that the obligation of the Company to make any such payment under this subsection (c) shall be reduced by the amount of moneys available for such payment described in subsections (i) or
            (ii) of Section 3.07 of the Indenture; and provided, further, that the obligation of the Company to make any payment under this subsection (c) shall be deemed to be satisfied and discharged to the extent of the corresponding payment made by the Bank under the Letter of Credit.

                  (d) In the event the Company should fail to make any of the payments required in this Section 4.01, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon, to the extent permitted by law, from the date when such payment was due, at the Late Payment Rate.

            Additionally, from time to time, the Company shall be required to make payments necessary to make up any deficiency in the funds established under the Indenture or to pay for any cost overruns with respect to the Project.

            Section 4.02. As additional rent hereunder, the Company during the term of the Sublease shall pay or cause to be paid to the public officers charged with the collection thereof promptly as the same become due, all taxes (or contributions or payments in lieu thereof), including but not limited to income, profits or property taxes, which may now or hereafter be imposed by the United States of America, any state or municipality or any political subdivision or subdivisions thereof, and all assessments for public improvements or other assessments, levies, license fees, charges for publicly supplied water or sewer services, excises, franchises, imposts and charges, general and special, ordinary and extraordinary (including interest, penalties and all costs resulting from delayed payment of any of the foregoing) of whatever name, nature and kind and whether or not now within the contemplation of the parties hereto which are now or may hereafter be levied, assessed, charged or imposed upon or which are or may become a lien upon the Sublease, the Premises, the Project Facilities, the use or occupation thereof or upon the owner or occupants in respect of or upon the basis of the rent or the estate hereby created, or upon the Company or the Authority, or upon any franchises, businesses, transactions, income, earnings and receipts (gross, net or otherwise) of the Authority in connection with the Premises or Project Facilities, for payment or collection of which the Authority otherwise would be liable or accountable under any lawful authority whatever by reason of the Sublease, or its earnings, profits or receipts from, or its subleasing of, the Premises or Project

Facilities; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, lien or other matter hereunder so long as the validity thereof is being contested in good faith and by appropriate legal proceedings diligently pursued and neither the Premises nor any rent or income therefrom or interest therein would be in any immediate danger of being sold, forfeited, attached or lost. The Company will, upon request, provide the Authority or the Trustee with copies of any tax returns and receipts for payments of taxes.

            Section 4.03. The Company may make payments in advance from time to time, on account of rentals payable hereunder, in installments, which amounts shall be credited against the rental at the time next due. All such payments made in respect of amounts due under Section 4.01(a) hereof shall be made directly to the Trustee and shall be deposited by the Trustee in the Bond Fund created under the Indenture.

            Section 4.04. The Company shall pay rentals and additional sums required hereunder without suspension or abatement of any nature, notwithstanding that all or any part of the Project Facilities shall have been wholly or partially destroyed, damaged or injured and shall not have been repaired, replaced or rebuilt. So long as any of the Bonds remain Outstanding or sufficient Available Moneys for the payment of the Bonds, in full, including principal, interest and premium for redemption, if any, shall not be held by the Trustee in trust therefor, the obligation of the Company to pay rentals shall be absolute and unconditional and shall not be suspended, abated, reduced, abrogated, waived, diminished or otherwise modified in any manner or to any extent whatsoever, regardless of any rights of setoff, recoupment or counterclaim that the Company might otherwise have against the Authority or the Trustee or any other party or parties and regardless of any contingency, act of God, event or cause whatsoever and notwithstanding any circumstances or occurrence that may arise or take place after the date hereof, including but without limiting the generality of the foregoing:

                  (a) any damage to or destruction of any part or all of the
            Project Facilities;

                  (b) the taking or damaging of any part or all of the Premises or Project Facilities, by any public authority or agency in the exercise of the power of or in the nature of eminent domain or through a conveyance in lieu of such exercise or otherwise;

                  (c) any assignment, novation, merger, consolidation, transfer of assets, subleasing or other similar transaction of or affecting the Company, whether with or without the approval of the Authority or the Trustee;

                  (d) the expiration of the term of this Sublease pursuant to the provisions hereof;

                  (e) any failure of the Authority or the Trustee to perform or observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Sublease, the Indenture or the Bonds;

                  (f) any acts or circumstances that may constitute an eviction or constructive eviction;

                  (g) failure of consideration, failure of title or commercial frustration;

                  (h) any change in the tax or other laws of the United States or of any state or other governmental authority; and

                  (i) any determination that the Bonds are subject to federal taxation.

            Except to the extent provided in and subject to this Section 4.04, nothing contained herein shall be construed to prevent or restrict the Company from asserting any rights which it may have under this Sublease or any provision of law against the Authority or the Trustee.

            Section 4.05. Rentals and additional sums required to be paid by the Company shall be received by the Authority or its assigns as net sums and the Company covenants to pay all charges against or which might diminish such net sums.

            Section 4.06. The Company may provide for the delivery to the Trustee of a Substitute Letter of Credit. Any Substitute Letter of Credit shall be delivered to the Trustee not less than sixty (60) days prior to the expiration of the Letter of Credit it is being issued to replace; provided, however, that on or before the date of such delivery of a Substitute Letter of Credit to the Trustee, the Company shall furnish to the Trustee written evidence from each rating agency by which the Bonds are then rated, to the effect that such rating agency has reviewed the proposed substitute Letter of Credit and that the substitution of the proposed Substitute Letter of Credit will not, by itself, result in the reduction of the then applicable rating(s) of the Bonds.

                                   ARTICLE V.

                                   CONSULTANTS

            Section 5.01. The Company covenants to employ, or to cause to be employed, such consultants from time to time as may be required to carry out the provisions hereof. Such consultants shall be approved by the Authority, which approval shall not be unreasonably withheld. As provided herein, such consultants consist of a Certified Public Accountant and a Consulting Engineer.

                                   ARTICLE VI.

                    INSURANCE, INSURANCE CONSULTANT, CASUALTY
                                AND CONDEMNATION

            Section 6.01. The Company covenants to provide and maintain continuously unless otherwise provided herein, the following:

                  (a) Insurance against loss and/or damage to the Project
            Facilities (which may also cover other property of the Company) under a policy or policies in form and amount covering such risks as are ordinarily insured against by similar companies including without limiting the generality of the foregoing, fire and uniform standard extended coverage endorsements, limited only as may be provided in the standard form of extended coverage endorsements at the time in use in the State. Such insurance shall be for an amount at least equal to the amount required to pay the principal of, and interest on, the Bonds and any other indebtedness from the Company to the Authority as they mature and come due or for the full insurable value of the Project Facilities if such insurable value is less than the aforesaid amount. No policy of insurance shall be so written that the proceeds thereof will produce less than the minimum coverage required by the preceding sentence, by reason of co-insurance provisions or otherwise, without the prior consent thereto in writing by the Trustee, except that each policy of insurance required hereunder may contain a loss deductible clause specifying such sum or sums as the Company may determine and as are acceptable to an Insurance Consultant as the sum or sums to be deducted from the amount of loss resulting from particular perils. The Authority will request the Trustee to consent to such co-insurance or other like reductions upon approval thereof by an Insurance Consultant.

                  (b) (i) General liability insurance protecting the Company against injuries to persons in the minimum amount of $500,000 per occurrence and $500,000 in the aggregate per annum, and for property damage in amounts of $100,000 per occurrence and $500,000 in the aggregate per annum; and (ii) Comprehensive automobile liability insurance protecting the Company against liability for injuries to any one person in amounts not less than $500,000, $500,000 liability for each occurrence and $100,000 for property damage for each occurrence.

                  (c) Workmen's Compensation and employer's liability insurance meeting the Company's statutory obligations; provided, however, that, if the Company becomes an approved self-insured, employer's liability coverage in the amount of at least $100,000 shall be purchased.

                  (d) Boiler and machinery coverage (direct damage) on a
            replacement cost basis where deemed advisable by the Insurance Consultant, or when required by ordinance or law.

                  (e) Excess liability coverage, either straight excess or
            umbrella excess, covering excess of subsection (b)(i) above to be maintained in force so that the total coverage available under the aforementioned subsection, including this subsection, is not less than $2,000,000 for any one occurrence and $2,000,000 in the aggregate per annum for personal injury, and $2,000,000 for any one occurrence and $2,000,000 in the aggregate, per annum, for property damage, which requirements may be met by any State mandated insurance fund.

                  (f) Insurance, if any available, against any claims under the
            Spill Compensation and Control Act, N.J.S.A. 58:10-23.11, et. seq., the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1(k)-6, et. seq., and any similar state or federal laws or regulations now or hereafter applicable thereto.

            All policies of insurance and bonds required by this Section 6.01 shall be in such amounts and contain such provisions as comply with the foregoing requirements or as shall have been recommended in writing by an Insurance Consultant, if higher; provided, however, that the Company shall not be required to insure for risks not normally covered or carry insurance coverage in excess of standard requirements for companies of similar size and nature engaged in similar activities. All such policies and bonds shall provide, to the extent obtainable, that coverage shall not be reduced or canceled without 30 days prior written notice to the Authority and the Trustee.

            All policies of insurance and fidelity bonds shall be issued by responsible insurance or fidelity bonding companies, acceptable to the Company, qualified to do business in the State and qualified under the laws of the State to assume risks covered by such policy or policies or bond or bonds and shall be nonassessable.

            All policies of insurance, trusts evidencing insurance and fidelity bonds required under subparagraphs (a) through and including (f) above shall be for the benefit of the Authority, the Company and the Trustee, as their respective interests may appear. All policies of insurance required under subparagraphs (a) and (d) above shall be made payable to the Trustee and the Trustee shall have the exclusive right to receive the proceeds from such insurance. The Company, with the consent of the Authority and the Trustee which consent shall not be unreasonably withheld, shall have the right to settle all claims thereunder. The Company shall have the right to receive payments due and to receipt for claims under policies of insurance required by subparagraphs (b) and (e) above. The original or a copy of each policy or a copy of any self-insurance trust or fidelity bond or a certificate that the same has been issued and is currently in effect, shall be delivered to the Trustee.

            In the event that any insurance required by this Section 6.01 is commercially unavailable at a reasonable cost or has been otherwise provided, as evidenced by an Officer's Certificate of the Company, the Authority, with the approval of the Company, may accept such substitute coverage as is recommended by the Insurance Consultant.

            Section 6.02. If the Premises shall be wholly or partially destroyed or damaged by fire or other casualty covered by insurance required under Section 6.01(a), or shall be wholly or partially condemned, taken or injured by any Person, including any Person possessing the right to exercise the power of or a power in the nature of eminent domain or transferred to such a Person by way of a conveyance in lieu of the exercise of such a power by such a Person, the Authority and the Company covenant that they will take all actions and will do all things which may be necessary to enable recovery to be made upon such policies of insurance or on account of such taking, condemnation, conveyance, damage or injury in order that moneys due on account of losses suffered may be collected and paid to the Trustee. The Company is authorized, in its own name, but only upon consent of the Trustee, which shall not be unreasonably withheld, to demand, collect, sue, settle claims, receipt and release moneys which may be due and payable under such policies of insurance or on account of such condemnations, damage or injury.

            Any appraisement or adjustment of loss or damage and any settlement or payment therefor, which may be agreed upon by the Authority, the Company and the appropriate insurer or condemnor or Person, shall be evidenced to the

Trustee by the certificate and approvals set forth in Section 9.05 of the Indenture. The Trustee may rely conclusively upon such certificates.

            Section 6.03. Unless the Company shall have exercised its option to redeem the Bonds in whole pursuant to the provisions of Section 6.05(a) or
Section 6.05(b) hereof, if prior to the full payment of the Bonds (or prior to provision for payment thereof having been made in accordance with the provisions of the Indenture)(i) the Premises or any portion thereof is destroyed (in whole or in part) or is damaged by fire or other casualty or (ii) title to or any interest in, or the temporary use of, the Premises or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority, the Company shall be obligated to continue to pay the amounts specified in Section 4.01 hereof.

            Section 6.04. If moneys are collected under policies of insurance required under Section 6.01(a) or (d) or on account of any event described in
Section 6.03 hereof, such moneys shall be paid to the Trustee for deposit in the Construction Fund, if received prior to the Completion Date, or in a separate trust fund if received subsequent to the Completion Date, and applied in one or more of the following ways as shall be elected by the Company in a written notice to the Trustee:

                  (a) to the prompt repair, restoration, modification or
            improvement of the Premises, and the Authority has, in the Indenture, authorized and directed the Trustee to make disbursements from such separate trust fund for such purposes. Such disbursements shall be made by the Trustee only upon receipt of proper requisitions therefor. Any balance of the insurance or condemnation proceeds remaining after such work has been completed shall be transferred into the Bond Fund to be applied in accordance with subsection (b) below, or if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), any balance remaining in such separate trust fund shall be paid in accordance with Section 6.08 of the Indenture.

                  (b) at such time as such funds constitute Available Moneys, to the redemption of Bonds on the earliest practicable redemption date as specified in a written notice by the Company to the Trustee, provided that no part of such insurance or condemnation proceeds may be applied for such redemption unless (1) all of the Bonds are to be redeemed in accordance with the Indenture upon exercise by the Company of its option to redeem the Bonds in whole pursuant to the provisions of Section 6.05(a) or Section 6.05(b) hereof or (2) in the event that less than all of the Bonds are to be redeemed, the Company shall furnish to the Bank and the Trustee an Officer's Certificate of the Company stating that (i) the property forming the part of the Premises that was damaged or destroyed by such casualty or was taken by such condemnation proceedings is not essential to the use or possession of the Premises by the Company or (ii) the Premises have been repaired, restored, modified or improved to operate as designed.

            Section 6.05. The Authority and the Company agree that the Bonds shall be subject to extraordinary redemption in whole, at the option of the Company upon the occurrence of any of the events set forth below:

                  (a) The Premises shall have been damaged or destroyed (i) to such extent that they cannot, in the Company's judgment, be reasonably restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company is thereby prevented, in the Company's judgment, from carrying on its normal operations at the Project Facilities for a period of six (6) months or more.

                  (b) Title to, or the temporary use for a period of six (6)
            months or more of, all or substantially all the Premises, or such part thereof as shall materially interfere, in the Company's judgment, with the operation of the Project Facilities for the purpose for which the Project Facilities are designed, shall have been taken under the exercise of the power of or power in the nature of eminent domain by any governmental body or by any Person acting under governmental authority or transferred to such Person by way of a conveyance in lieu of the exercise of such power by such Person (including such a taking or takings as results in the Company being thereby prevented from carrying on its normal operations at the Project Facilities for a period of six (6) months or more).

                  (c) Changes which the Company cannot reasonably control or overcome in the economic availability of materials, supplies, labor, equipment and other properties and things neces-sary for the efficient operation of the Project Facilities for the purposes contemplated by this Sublease shall have occurred, or technological or other changes shall have occurred which in the judgment of the Company render the continued operation of the Project Facilities uneconomic for such purposes.

                  (d) As a result of any changes in the Constitution of the
            State or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith, this Sublease shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Sublease, or unreasonable burdens or excessive liabilities shall have been imposed on the Company in respect of the Project Facilities, including, without limitation, federal, state or other ad valorem, property, income, or other taxes not being imposed on the date of this Sublease.

            Section 6.06. To exercise its option to effect an extraordinary redemption of all Bonds then Outstanding pursuant to Section 6.05 hereof, the Company shall within ninety (90) days following the event authorizing such redemption, give written notice to the Authority, the Bank and the Trustee and shall specify therein the date of redemption of Bonds pursuant to Section 8.01 of the Indenture, which date shall be the next interest payment date in respect of the Bonds for which the required notice of redemption can practicably be given, and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption. In order to exercise such option, the Company shall pay, or cause to be paid, on or prior to the applicable redemption date, to the Trustee, an amount equal to the sum of the following:

                        (1) An amount of money which, when added to the amount
                  then on deposit and available in the Bond Fund, will be sufficient to retire and redeem all the Outstanding Bonds on the earliest possible redemption date after notice as provided in the Indenture, including, without limitation, the principal amount thereof, all interest to accrue to said redemption date, and the applicable redemption premium, if any, plus

                        (2) An amount of money equal to the Trustee's fees and
                  expenses under the Indenture accrued and to accrue until such final payment and redemption of the Bonds, plus

                        (3) An amount of money equal to the Authority's fees and
                  expenses under this Sublease accrued and to accrue until such final payment and redemption of the Bonds.

            The Company's obligation to make any payments under this Section
6.06 shall be deemed satisfied and discharged to the extent of the corresponding payment made by the Bank under the Letter of Credit.

            Section 6.07. The proceeds of all general liability and comprehensive automobile liability insurance shall be applied by the Company to the payment of any judgment, settlement or liability incurred for risks covered by such insurance. The proceeds of insurance obtained pursuant to 6.01(f) hereof shall be used to satisfy claims under the Spill Compensation Control Act, the Environmental Cleanup Responsibility Act, or other similar laws or regulations, as applicable.

            Section 6.08. The Company covenants to furnish to the Authority and the Trustee on or before the execution and delivery hereof, and thereafter prior to the beginning of each Fiscal Year, an Insurance Consultant's Certificate, setting forth amounts and types of insurance then in force with respect to the Project Facilities and operation thereof, stating whether in the opinion of such Consultant, such insurance then in force is in compliance with such Consultant's recommendations made in fulfillment of the requirements of Section 6.01 hereof, and stating the amounts and types of insurance to be maintained during the next ensuing Fiscal Year. The Company covenants to maintain such amounts and types of insurance.

            Section 6.09. If the proceeds of insurance as a result of damage or injury to the Premises or condemnation awards resulting from condemnation of the Premises are insufficient to pay in full the cost of any repair, restoration, modification or improvement referred to in Section 6.04(a) hereof, the Company will nonetheless complete the work and will pay any cost in excess of the amount of such proceeds or awards held by the Trustee. The Company agrees that if by reason of any such insufficiency the Company shall make any payments pursuant to the provisions of this Section, the Company shall not be entitled to any reimbursement therefor from the Authority, the Trustee or the Owners of any of the Bonds, nor shall the Company be entitled to any diminution of the amounts payable under Section 4.01 hereof.

                                  ARTICLE VII.

                       ADDITIONAL COVENANTS OF THE COMPANY

            Section 7.01. The Company covenants and agrees that whenever the services of an Architect or Consulting Engineer are required to carry out the provisions hereof, it will, upon request of the Authority, retain or cause to be retained an Architect or Consulting Engineer.

            Section 7.02. The Company covenants to keep accurate records and books of account, and to have made a certified audit of such records and accounts by a Certified Public Accountant for each Fiscal Year. Within 120 days after the end of the Fiscal Year, a signed counterpart of such audit shall be furnished to the Authority and the Trustee and copies thereof shall be available for inspection at reasonable times by Owners of the Bonds.

            Section 7.03. The Company covenants to maintain the Premises in good repair and operating condition, to operate the same continuously in an economical and efficient manner in accordance with applicable laws, and to make all ordinary repairs, renewals, replacements and improvements required to continuously operate the Premises. The Company further covenants that it will not commit or suffer any stripping or waste of the Premises.

            Section 7.04. The Company covenants that all actions heretofore and hereafter taken by the Company or by the Authority upon the recommendation or request of any officer of the Company to acquire and carry out the Project, including the making of contracts, have been and will be in full compliance with all pertinent laws, ordinances, rules, regulations and orders applicable to the Company. In connection with the construction, operation, maintenance, repair and replacement of the Premises, the Company covenants that it shall comply with all applicable ordinances, laws, rules, regulations and orders of the government of the United States of America, the State and any department, agency or political subdivision thereof, and any requirement of any board of fire underwriters having jurisdiction or of any insurance company writing insurance on the Premises. Provided, however, that nothing herein shall prevent or prohibit the Company from contesting in good faith and by appropriate proceedings the legality or reasonableness of any such standards, or the imposition of any such standards upon it with respect to the Premises so long as the operation of the Premises or the receipt of income therefrom would not be adversely affected by reason thereof. The Company covenants that it shall not take any action or request the Authority to execute any release which would cause the Premises to be in violation of such laws or ordinances or such that a convey-ance of the Premises or of any portion of the Premises would create a violation of such laws and ordinances. The Company acknowledges that any review by the Authority's staff or Counsel of any action heretofore or hereafter taken by the Company has been or will be solely for the protection of the Authority. Such reviews shall not prevent the Authority from enforcing any of the covenants made by the Company. The Authority hereby covenants that it will use its best efforts to assist the Company in obtaining necessary permits, approvals and consents from appropriate governmental authorities in connection with the construction, operation, maintenance, repair or replacement of the Premises.

            Section 7.05. The Company covenants to preserve and to maintain its existence as a corporation under the laws of the State, and to preserve and maintain its authority to operate the Premises. The Company covenants that during the term of the Sublease it shall not initiate any proceedings or take any action whatsoever to dissolve, liquidate or to terminate its existence as a corporation or otherwise dispose of substantially all of its assets, except as otherwise provided herein or in the Indenture, except to consolidate or to merge with any other corporation as provided herein. The Company covenants that during the term of the Sublease it shall not consolidate with or merge into any other corporation, unless the following conditions shall be met:

                        (a)the successor formed by such consolidation or merger
                  shall be a legal entity organized under the laws of the United States or any state, district or territory thereof;

                        (b)such successor corporation shall be financially
                  capable of fulfilling, and agrees to fulfill, the obligations of the Company under this Sublease, the Remarketing Agreement, the Credit Agreement, the Tender Agent Agreement and the Pledge Agreement;

                        (c)the successor formed by such consolidation or merger
                  shall have a net worth immediately subsequent to such consolidation or merger at least equal to that of the Company immediately prior to such consolidation or merger;

                        (d)immediately after such consolidation or merger, the
                  Company, or such successor corporation, shall not be in default in the performance or observance of any duties, obligations or covenants of the Company under the Sublease; and

                        (e) The Authority and Trustee shall have received an
                  opinion of Counsel satisfactory to each of them that the exemption from federal income taxes of the interest on the Bonds will not be affected by the merger, transfer or consolidation.

            Section 7.06. The Company will fully and faithfully perform all the duties and obligations which the Authority has covenanted and agreed in the Indenture to cause the Company to perform and any duties and obligations which the Company is required in the Indenture to perform. The foregoing shall not apply to any duty or undertaking of the Authority which by its nature cannot be delegated or assigned.

            Section 7.07. The Company covenants and represents that it is a corporation duly organized and existing in good standing under New Jersey law with full power and legal right to enter into the Sublease and perform its obligations hereunder. The making and performance of the Sublease, the Remarketing Agreement, the Credit Agreement, the Tender Agent Agreement and the Pledge Agreement on the Company's part have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of or default under its Articles of Incorporation, By-Laws or any bond, contract, indenture, agreement or any other instrument by which the Company or its property is bound.

            Section 7.08. The Company will not take any action or permit any action to be taken on its behalf, or cause or permit any circumstances within its control to arise or continue, if such action or circumstances would cause the interest paid by the Authority on the Bonds to be subject to federal income tax in the hands of the Owners thereof.

            Section 7.09. The Company covenants that the Authority, the Bank and the Trustee by their duly authorized representatives, at reasonable times, for purposes of determining compliance with the Sublease may inspect any part of the Premises.

            Section 7.10. The Company agrees, whenever requested by the Authority, the Bank or the Trustee to and certify or cause to be provided and certified such information concerning the Premises, the Company, the finances of the Company, and other topics as the Authority, the Bank or the Trustee consider necessary to enable it to make any reports or supply any information required by the Indenture, law, governmental regulation or otherwise.

            Section 7.11. Upon termination hereof, or upon termination of all rights of the Company hereunder, either by reason of default or expiration of the term, the Company covenants that it will deliver up peaceable possession of the Premises, without delay, in case of such termination, upon demand made by the Authority or, in case of such default, upon demand made by the Authority or the Trustee, in good repair and operating condition, excepting reasonable wear and tear and damage, injury or destruction by fire or other casualty which, under terms hereof, shall not have been repaired, reconstructed or replaced.

            Section 7.12. Promptly after the Company first becomes aware of any Determination of Taxability (as defined in the Indenture), the Company shall give written notice thereof to the Authority and the Trustee. The Company shall be obligated to cause the Bonds to be redeemed within one hundred eighty (180) days after any such Determination of Taxability shall have occurred.

            Section 7.13. The Company agrees to execute and file or cause to be executed and filed any and all financing statements or amendments thereof or continuation statements necessary to perfect and continue the perfection of the security interests granted in the Indenture. The Company shall pay all costs of filing such instruments.

            Section 7.14. The Company covenants not to sublease the Premises or any portion thereof without the prior written consent of the Authority or the Trustee and without obtaining the opinion of nationally recognized bond counsel described in Section 9.13 hereof, and any sublease shall be subject to the following conditions:

                  (a) No such sublease shall relieve the Company of its
            obligation to make the payments required under Sections 4.01 or 4.02 hereof or its obligation for the performance of all other covenants hereunder, for which the Company shall remain primarily liable;

                  (b) The Company shall deliver to the Authority and the Trustee a copy of any sublease within 15 days subsequent to the execution of any sublease;

                  (c) Any tenant or any person "related" to such tenant within the meaning of Section 103(b)(6)(C) of the Code, shall not have made and shall covenant not to make any "capital expenditures" as defined in Section 103(b)(6)(D) of the Code and the regulations thereunder which would cause a violation of Section 7.08 of this Agreement;

                  (d) If any tenant shall be deemed a "principal user" of the
            Project Facilities within the meaning of Section 103(b)(6)(D) of the Code, such tenant shall covenant to file such statements of capital expenditures as are required by any regulations promulgated under
            Section 103(b)(6) of the Code, and to provide the Company, the Authority and the Trustee with copies of such statements; and

                  (e) The tenant shall covenant in the sublease not to make any use of the Premises which violates Section 103(b)(6) of the Code.

            Section 7.15. The Company shall at all times comply with all environmental requirements of applicable governmental authorities, and shall, at its own cost and expense, cure, clean-up, and/or correct, any environmental deficiencies caused by, arising from or relating to the operation of the Company's business on the Premises or in the Port District, or any part thereof, wherever the alleged contamination may be located, whether on the Premises, or within or without the Port District, and the Company shall pay all charges which are or may be chargeable by reason thereof to the Authority, the Premises, the Port District, or any part thereof under the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11, et seq., and any similar state or Federal laws or regulations now or hereafter applicable thereto. In the event any meritorious claim is made by or through any governmental authority as to any environmental deficiency above described, the Company on ten (10) days' written notice from the Authority shall make, execute and deliver to the Authority a bond with a cash deposit, or in lieu thereof a surety company bond satisfactory to the Authority, in the estimated amount to cover the alleged claim.

                                  ARTICLE VIII.

                         EVENTS OF DEFAULT AND REMEDIES

            Section 8.01. If any of the following events (herein called "Events of Default") shall happen,

                  (a) if the Company fails to make any payment required by
            Section 4.01 (a) or (c) hereof when the same shall become due and payable, except, in the case of any payment under subsection (a) of
            Section 4.01 hereof corresponding to interest on the Bonds, the Company shall not be in default if such payment is made within three
            (3) days following the due date thereof; or

                  (b) if the Company fails to pay any other payment required hereby and such failure continues for 30 days after the Authority or the Trustee gives notice that such other payment is due and unpaid; or

                  (c) if the Company fails to perform any of its other covenants or conditions or fails to perform any of its obligations hereunder and such failure continues for 30 days after the Authority or the Trustee gives the Company written notice thereof; provided, however, that if such performance requires work to be done, actions to be taken, or conditions to be remedied, which by their nature cannot reasonably be done, taken or remedied, as the case may be, within such 30 day period, no Event of Default shall be deemed to have occurred or to exist if, and so long as, the Company shall commence such performance within such 30 day period and shall diligently and continuously prosecute the same to completion; or

                  (d) if the Company commits any act of bankruptcy under Federal or state bankruptcy laws or laws providing for reorganization or relief for debtors or files or has filed against it a petition of bankruptcy or for arrangement or for reorganization pursuant to the Federal Bankruptcy Code or other similar laws, Federal or state, or if, by the decree of a court of competent jurisdiction, it is adjudicated bankrupt or declared insolvent, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally when or as they become due, or consents to the appointment of a trustee, receiver or liquidation of all or any part of the Company or any of its facilities or the Project Fa-cilities, provided that, if any such proceeding is commenced by a person other than the Company, there shall be no Event of Default if such proceedings are dismissed within 60 days of the filing of initial pleadings therein; or

                  (e) the occurrence of an Event of Default under the Indenture.

then and at any time thereafter while such Event of Default is continuing, the Authority may in addition to its other remedies at law or equity or provided for in this Sublease, with the consent of the Bank by notice to the Company specifying the Event of Default, terminate this Sublease. Anything in this Sublease to the contrary notwithstanding, if, the Trustee under the Indenture shall, pursuant to Section 10.02 thereof, declare the principal of the then Outstanding Bonds immediately due and payable then there shall become immediately due and payable hereunder as then current damages of the Authority under this Sublease an amount equal to all amounts then due and payable by the Authority under said Section 10.02 of the Indenture. Until said amount is paid by the Company at the time or times and in the manner required to permit the Authority to meet its obligations pursuant to the Indenture, the Authority shall continue to have all of the rights, powers and remedies herein set forth, and, for such time as may be necessary to enable the Authority to satisfy in full its obligations under the Indenture, the term of this Sublease shall be extended as a tenancy at the will of the Authority, and the Company's obligations hereunder shall continue in full force and effect.

            Section 8.02. If this Sublease is terminated under Section 8.01,

                  (a) such termination shall not relieve the Company of
            previously accrued obligations under the Sublease; and

                  (b) the Company shall peaceably surrender the Premises failing which, the Authority shall have the right to enter upon and repossess the Premises by force, ejectment or otherwise; and

                  (c) the Authority may relet any or all of the Premises on such terms as it elects, but the Authority shall not be liable for any failure to relet or to collect any rent due upon reletting; and

                  (d) thereafter, as liquidated current damages for its default, the Company shall pay to the Authority, on the dates on which payments required hereunder or under the Indenture would have been payable, amounts equal to such installments less the net proceeds of any reletting effected under (c) above.

            Additionally, it is understood that in determining "net proceeds" the Authority shall deduct from all sums collected amounts equal to all charges, expenses or commissions reasonably incurred in collecting such sums and/or operating and administering the Project Facilities.

            Section 8.03. In case of any proceeding of the Authority:

                  (1) to foreclose or terminate the estate or interest of the Company, based upon a default hereunder (if the Authority shall elect so to proceed); or

                  (2) wherein appointment of a receiver may be permissible, the Authority, as a matter of right and immediately upon institution of each proceeding, upon written notice to the Company, shall be entitled to appointment of a receiver of the Premises with such powers as the court making such appointment can confer; subject, however, to limitations and restrictions of the Act.

            Section 8.04. As part of the consideration for the Sublease, the Company hereby waives any applicable exemption laws now or hereafter in force. No failure by either party to insist upon strict performance hereof or to exercise any remedy upon the occurrence of an Event of Default shall constitute a waiver of such default, or a waiver or modification of any provision hereof. Upon the occurrence of an Event of Default, the Authority may exercise any one or more of the remedies available to it separately or concurrently and as often as required to enforce the Company's obligations. In addition to the other remedies provided herein, the Authority shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation by the Company of any of the covenants, conditions or provisions hereof, or to a decree compelling specific performance of any of such covenants, conditions or provisions.

            Section 8.05. With respect to any amounts payable by the Company to the Authority hereunder, the Authority shall have, in addition to any other rights and remedies, the same rights and remedies as are provided by law and in this Sublease in the case of default by the Company in the payment of rentals.

                                   ARTICLE IX.

                                  MISCELLANEOUS

            Section 9.01. The Company acknowledges that it has received an executed copy of the Indenture, and that it is familiar with its provisions, and agrees that, as sublessee hereunder, it will take all such actions as are required or contemplated of it under the Indenture to preserve and protect the rights of the Trustee and of the Owners of Bonds thereunder and that it will not take any action which would cause a default thereunder. It is agreed by the Company and the Authority that payment of all costs relating to the exchange or transfer of Bonds and which are not paid by the owner of such Bonds will be paid by the Company.

            Section 9.02. The Authority and the Company agree that all repairs, renewals, replacements, improvements, additions and extensions, extraordinary repairs and capital additions or property in the nature thereof, which shall be made or acquired by the Authority or the Company during the term hereof in connection with the Project Facilities shall become part of the leasehold estate of the Authority and the Project Facilities; and the Company agrees to execute such instruments as may be required, from time to time, by the Authority to effect the foregoing.

            Section 9.03. If the Company at any time fails to pay any taxes or other impositions payable by it in accordance with Section 4.02 hereof, or to take out, pay for, maintain or deliver any of the bonds or insurance or surety policies provided for in Articles III and VI, or shall fail, within the time provided for in Article VIII after the notice therein specified of any Event or Default, as therein defined, has been given thereunder, to make any other payment or perform any other act on its part to be made or performed, then the Authority may, but shall not be obligated so to do, upon prior written notice to the Company and without waiving or releasing the Company from any of its obligations in this Sublease contained, (a) pay any taxes or other impositions payable by the Company in accordance with Section 4.02 hereof, (b) take out, pay for and maintain any of the insurance policies provided for in Articles III and VI, or (c) make any other payment or perform any other act on the Company's part to be made or performed as in this Sublease provided. All sums so paid by the Authority and all necessary incidental costs and expenses in connection with the performance of any such act by the Authority shall be payable to the Authority, on demand or at the option of the Authority may be added to any installment of rent then due or thereafter becoming due under the Sublease, and the Company covenants to pay any such sums.

            Section 9.04. If any term or provision hereof or the application thereof for any reason or circumstances shall to any extent be held to be invalid or unenforceable, the remaining provisions or the application of such term or provision to persons other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and enforced to the fullest extent permitted by law.

            Section 9.05. In the exercise of the power of the Authority and its members, officers, employees and agents hereunder including (without limiting the foregoing) the application of moneys, the investment of funds and the letting or other disposition of the Premises in the event of default by the Company, neither the Authority nor its members, officers, employees, or agents shall be accountable to the Company for any action taken or omitted by it or its members, officers, employees and agents in good faith and believed by it or them to be authorized or within the discretion or rights or powers conferred. The Authority shall be protected in its or their acting upon any paper or document believed by it or them to be genuine, and it or they may conclusively rely upon the advice of Counsel and may (but need not) require further evidence of any fact or matter before taking any action. No recourse shall be had by the Company for any claims based hereon or on the Indenture against any member, officer, employee or agent of the Authority alleging personal liability on the part of such person unless such claims are based upon the bad faith, fraud or deceit of such person.

            The Company will indemnify and hold harmless the Authority and each member, officer, and employee of the Authority against any and all claims, losses, damages or liabilities, joint and several, to which the Authority or any member, officer or employee of the Authority may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of the Project or are based upon any other alleged act or omission in connection with the Project by the Authority unless the losses, damages or liabilities arise from an adjudication of malfeasance or nonfeasance in office, bad faith, fraud, negligence or deceit of the member, officer or employee of the Authority. In the event any claim is made or action brought against the Authority, or any member, officer, or employee of the Authority, the Authority may direct the Company to assume the defense of the claim and any action brought thereon and pay all reasonable expenses incurred therein; or the Authority may assume the defense of any such claim or action, the reasonable costs of which shall be paid in the same manner as other Administrative Expenses of the Authority; provided, however, that counsel selected by the Authority to conduct such defense shall be approved by the Company, which approval shall not be unreasonably withheld, and further provided that the Company may engage its own counsel to participate in the defense of any such action. The defense of any such claim shall include the taking of all actions necessary or appropriate thereto. In the event of adjudication of malfeasance or nonfeasance in office, bad faith, fraud, negligence or deceit, the Authority shall pay or reimburse the Company for the defense.

            Section 9.06. A reference herein to a statute or to a regulation issued by a governmental agency includes the statute or regulation in force as of the date hereof, together with all amendments and supplements thereto and any statute or regulation substituted for such statute or regulations, unless the specific language or the context of the reference herein clearly includes only the statute or regulation in force as of the date hereof.

            A reference herein to a governmental agency, department, board, commission or other public body or to a public officer includes an entity or officer which or who succeeds to substantially the same functions as those performed by such public body or officer as of the date hereof, unless the specific language or the context of the reference herein clearly includes only such public body or public officer as of the date hereof.

            Section 9.07. Laws of the State shall govern construction hereof.

            Section 9.08. The parties hereto, from time to time may enter into any amendments hereto (which thereafter shall form a part hereof) to the extent set forth in Article XIII of the Indenture.

            Section 9.09. All notices required or authorized to be given by the Company, the Authority or the Trustee pursuant to this Sublease shall be in writing and shall be sent by registered or certified mail, postage prepaid to the following addresses:

              to the Company to:

              South Jersey Process
              Technology, Inc.
              c/o Radiation Technology, Inc.
              P.O. Box 185
              108 Lake Denmark Rd.
              Rockaway, NJ 07866
             to the Authority to:

             City of Salem Municipal
             Port Authority
             62 Front Street
             Salem, N.J. 08079

             to the Trustee to:

             The Farmers and Merchants
             National Bank of Bridgeton
             53 South Laurel Street
             Bridgeton, NJ 08302


or to such other addresses as may from time to time be furnished to the parties, effective upon the receipt of notice thereof given as set forth above. Each of the above agrees that it shall send a duplicate copy or executed copy of all certificates, notices, correspondence or other data and materials sent one of the above to both other parties.

            Section 9.10. The Sublease may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original, and such counterparts shall constitute but one and the same instrument.

            Section 9.11. Headings are for convenience of reference only and shall not affect the interpretation of the Sublease.

            Section 9.12. Either party may record this Sublease or a memorandum thereof.

            Section 9.13. This Sublease may not be assigned by the Company and the Premises may not be subleased by the Company, as a whole or in part, except as provided in Section 7.05 hereof, without obtaining the consent of either the Authority or the Trustee and the opinion of nationally recognized bond counsel that such assignment or sublease shall not result in interest on any of the Bonds becoming subject to federal income taxation, or otherwise violate any provisions of the Act; provided further, however, that no such sublease shall relieve the Company of any of its obligations under this Sublease. Nothing herein contained shall be construed as prohibiting the Company from granting to Simon Engineering P.L.C., as guarantor of the Company's obligations under the Credit Agreement, a lien on or security interest in, the Company's rights in the Premises.

            Section 9.14. The Company shall have and is hereby granted the option to cause all or a portion of the Bonds to be redeemed at the times permitted by the Indenture. The Authority, at the request of the Company, shall forthwith take all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the Outstanding Bonds, as may be specified by the Company, on the date established for such redemption.

            Section 9.15. The parties hereto agree that the Authority shall assign to the Trustee, in order to secure payment of the Bonds, all of the Authority's right, title and interest in and to this Agreement, except for the Authority's rights under Sections 401(b), 9.03 and 9.05 hereof.

            Section 9.16. The Company shall and hereby agrees to indemnify the Trustee for, and hold the Trustee harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim or liability) incurred without gross negligence or willful misconduct by the Trustee and arising out of or in connection with its acting as Trustee under the Indenture.

            Section 9.17. The Authority covenants that it will not pledge the amounts derived from this Sublease other than as contemplated herein or in the Indenture.

            Section 9.18. The Authority covenants, during the term of this Sublease, not to terminate, or amend in any way which would interfere with the Company's ability to operate the Project Facilities, the lease dated March 16, 1983 between the Authority, as tenant, and the Mayor and Common Council of the City of Salem, as landlord (the "Lease"). The Authority further covenants to perform its obligations under the Lease during the term of the Sublease. In the event the Authority fails to pay any amount owed under the Lease, the Company may, but shall not be required to, pay such amounts and shall be entitled to reimbursement for such amounts from the Authority.

            Section 9.19. Subject to the provisions of Section 6.08 of the Indenture, it is agreed by the parties hereto that any amounts remaining in the Bond Fund, the Construction Fund, or any other fund created under the Indenture upon expiration or earlier termination of this Sublease, as provided in this Sublease, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and repayment of any funds loaned by the Authority to the Company, and the fees and expenses of the Trustee in accordance with the Indenture, shall belong to and be paid to the Company by the Trustee.

            IN WITNESS WHEREOF, CITY OF SALEM MUNICIPAL PORT AUTHORITY has caused this Sublease to be executed in its name and on its behalf by its Chairman or Vice Chairman and its official seal to be affixed hereunto and attested by its Secretary or Assistant Secretary, and SOUTH JERSEY PROCESS TECHNOLOGY, INC. has caused this Sublease to be executed in its name and on its behalf by the President of the Company and its corporate seal to be affixed hereunto and attested by its Secretary, all as of the day and year first above written.

                             CITY OF SALEM MUNICIPAL
                               PORT AUTHORITY



                             By /s/ ????????
                                -------------------------------
                                Chairman


[CORPORATE SEAL]

Attest:



/s/ ?????????
-------------------------------
(Assistant) Secretary


                             SOUTH JERSEY PROCESS
                               TECHNOLOGY INC.



                             By /s/ ????????
                                -------------------------------
                                    President

[CORPORATE SEAL]

Attest:



/s/ ?????????
-------------------------------
Vice President

STATE OF NEW JERSEY      :
                         :  ss:
COUNTY OF SALEM          :

            BE IT REMEMBERED, that on this 28th day of December, 1984, before me, the subscriber, personally appeared James N. Acton, Jr., the Chairman of the City of Salem Municipal Port Authority, who I am satisfied is the person who executed the foregoing instrument on behalf of the said Corporation; and he thereupon acknowledged that he signed, sealed with the corporate seal and delivered said instrument as such officer, as that said instrument is the voluntary act and deed of said Corporation, made by virtue of authority from its Board of Directors.

                                                       [SIG]
                                             ----------------------------
                                                   Attorney at Law
STATE OF NEW YORK        :
                         :  ss:   COUNTY OF NEW YORK    :

            BE IT REMEMBERED, that on this 28th day of December, 1984, before me, the subscriber, personally appeared Martin A. Walt, the President of South Jersey Process Technology, Inc., who I am satisfied is the person who executed the foregoing instrument on behalf of the said Corporation; and he thereupon acknowledged that he signed, sealed with the corporate seal and delivered said instrument as such officer, as that said instrument is the voluntary act and deed of said Corporation, made by virtue of authority from its Board of Directors.

                                                   CONNIE LICCIONE
                                             ----------------------------
                                                    NOTARY PUBLIC

                                                       [STAMP]

                                   EXHIBIT "A"
                                       TO
                                    SUBLEASE

                          Dated as of December 1, 1984

                                     Between

                CITY OF SALEM MUNICIPAL PORT AUTHORITY, As Lessor

                                       and

                SOUTH JERSEY PROCESS TECHNOLOGY, INC., As Lessee


            The "Premises" referred to in this Sublease consist of that part of the property known as Block 46, Lot 1 and Block 46, Lot 11 that is included in the area bounded by Grieves Parkway on the East, Tilbury Road on the North, Second Oak Creek on the South, and Block 46, Lot 6 on the West, as shown on the City of Salem Tax Duplicate.

                                      [MAP]

                                   ASSIGNMENT

            KNOW ALL MEN BY THESE PRESENTS that CITY OF SALEM MUNICIPAL PORT AUTHORITY (the "Authority"), pursuant to a Resolution of its Board heretofore duly adopted, does hereby sell, assign, transfer and set over to The Farmers and Merchants National Bank of Bridgeton, organized and existing under the laws of the United States of America, having its principal corporate trust office in Bridgeton, New Jersey, as Trustee under the Trust Indenture dated as of December 1, 1984, of the Authority, all the right, title and interest of the Authority in and to the Sublease and Security Agreement dated as of December 1, 1984, between the Authority and South Jersey Process Technology, Inc., as well as all fixed rentals and other payments payable or which may become payable thereunder (except for amounts payable pursuant to Sections 4.01(b), 9.03 and 9.05 thereof) and all security therefor, the same to be held in trust and applied by said Trustee as provided in said Indenture; and the Authority does hereby constitute and appoint Trustee as aforesaid, its true and lawful attorney for it and in its name to collect and receive payment of any and all of said fixed rentals and other payments and to give good and sufficient receipts therefor, hereby ratifying and confirming all that said attorney may do in the premises. Said Trustee may, but, except as otherwise provided in said Indenture shall not be required to, institute any proceedings or take any action in its name or in the name of the Authority to enforce payment or collection of any or all of such rentals and contributions and payments on accounts of such rentals.

            Notwithstanding such assignment and transfer, so long as the Authority shall not be in default under the Indenture:

                  (a) the Authority shall have the right and duty to give all approvals and consents permitted or required under the Sublease;

                  (b) the Authority shall have the right to execute supplements and/or amendments to the Sublease to the extent and in the manner permitted by the Indenture;

                  (c) the Authority shall have the right to execute supplements and/or amendments to the Sublease containing terms not adversely inconsistent with the Sublease or the Indenture; provided, however, that the Sublease, as so supplemented and/or amended, shall provide at least the same security for Owners of Bonds of the Authority issued under the Indenture as the Sublease in the foregoing form; and

                  (d) there shall be no responsibility on the part of the
            Trustee for duties or responsibilities of the Authority contained in the Sublease and in any supplements and/or amendments thereto.

            IN WITNESS WHEREOF, CITY OF SALEM MUNICIPAL PORT AUTHORITY has caused this Assignment to be duly executed in its name by its Chairman or Vice Chairman, and its corporate seal to be hereunto affixed, attested by its Secretary or Assistant Secretary, and this Assignment to be dated as of the day and year above written, and this Assignment has been accepted by the Trustee.

                             CITY OF SALEM MUNICIPAL
                               PORT AUTHORITY



                             By /s/ ????????
                                -------------------------------
                                Chairman


[SEAL]

Attest:



/s/ ?????????
-------------------------------
Secretary


                             THE FARMERS AND MERCHANTS
                               NATIONAL BANK OF BRIDGETON



                             By /s/ ????????
                                -------------------------------
                                    Vice President and
                                      Trust Officer

[SEAL]

Attest:



/s/ ?????????
-------------------------------

STATE OF NEW JERSEY      :
                         :  ss:
COUNTY OF SALEM          :


            BE IT REMEMBERED, that on this 28th day of December, 1984, before me, the subscriber, personally appeared James N. Acton, Jr., the Chairman of the City of Salem Municipal Port Authority, who I am satisfied is the person who executed the foregoing instrument on behalf of the said Corporation; and he thereupon acknowledged that he signed, sealed with the corporate seal and delivered said instrument as such officer, as that said instrument is the voluntary act and deed of said Corporation, made by virtue of authority from its Board of Directors.